Exhibit 99.1

News Release

For Immediate Release

Catasys Reports 2018 First Quarter Financial Results

●	Q1 2018 Record Billings of $3 Million, Up 33% Year over Year and Up 20% from Q4 Excluding Savings Share
●	Enrolled 933 New Members in Q1 2018, Up 65% from New Members Enrolled in Q4 2017
●	Achieved $2.3 Million in Billings in April 2018, Highest Monthly Billings in Company’s History
●	Company Reiterates 2018 Billings Guidance of $20.0 Million
●	Outreach Pool Nearing Approximately 36,000, 44% Increase from End of 2017
●	Company to Host Conference Call at 4:30 pm ET today

Los Angeles, CA – May 15, 2018 – Catasys, Inc. (NASDAQ: CATS), a leading AI and technology-enabled healthcare company, today reported its financial results for the first quarter ended March 31, 2018. The Company provides big data-based analytics and predictive-modeling-driven healthcare services to health plans and their members through its OnTrak™ solution.

First Quarter 2018 and Recent Business Highlights

●	Catasys’ enrollment for the quarter ended March 31, 2018 increased 74% year over year
●

Catasys’ outreach pool of eligible members continued to rapidly increase due to new program launches with two large insurers and expansions with two existing health plan partners in early 2018. By June 2018, the Company expects its outreach pool to be at approximately 36,000, 44% higher than at the end of 2017.

●

New customer launches continue to take approximately 12 months to reach an annual 20% enrollment rate. One year after launch, the Company generally enrolls in excess of 20% of its outreach pool. Catasys receives approximately $6,500 per enrolled member.

●	January 2018 – Expanded OnTrak-HC to Illinois, representing the second state with this customer which is the fourth largest health insurance plan in the country
●	February 2018 – Launched enrollment of OnTrak-Ci program in Tennessee with another top 10 health insurer, representing the fourth national health plan to launch OnTrak
●	March 2018 – Expanded OnTrak-HA with a leading regional health insurer in Illinois, making OnTrak-HA available to eligible commercial and Medicare members with anxiety and depression
●	March 2018 – Launched enrollment of OnTrak-H solution with leading national health plan partner in 16 states
●	The OnTrak program is currently available through six health plans in 19 states.

2018 Guidance

●

Catasys reiterates its expectation to report annual billings (amount invoiced in a particular period pursuant to existing contracts based on enrolled members) of $20.0 million based solely on the current outreach pool of eligible members, finishing the year at an approximate $25.0 million billings annual run rate.

●

This guidance does not include any additional new contracts, subsequent launches, additional new expansions within existing contracts or increases in the Company’s outreach pool above the end of 2017 levels.

Catasys, Inc.	Page 2
May 15, 2018

Management Commentary

Mr. Rick Anderson, President and COO of Catasys, stated, “Enrollment trends continued their positive trajectory as we entered 2018, resulting in higher billings in the first quarter. With our outreach pool of eligible members continuing to increase, we anticipate steady growth in enrollments in the coming quarters. During the three months ended March 31, 2018, we expanded and launched several of our programs with existing and new health insurance partners. Our expansions of OnTrak in Illinois further validate this program’s ability to improve member health and lower healthcare costs for our health plan partners. During the quarter, we also launched enrollment of the OnTrak solution specifically addressing substance use disorders with a leading national health plan partner in 16 states, further increasing our outreach pool of eligible members. We expect to see additional program expansions with existing health plan partners, as well as enrollment launches with new partners as we progress further into 2018. We anticipate these expansions and launches to provide the Company’s primary business growth drivers in 2018.”

Outlook for 2018

Mr. Terren Peizer, Chairman and CEO of Catasys, stated, “Billings for the first quarter of 2018 were in line with our expectations, and in April, we significantly exceeded our internal projections, as a result of strong enrollment. With ongoing program expansions and enrollment launches, we are cautiously optimistic that our outreach pool of eligible members will expand significantly throughout the year. Commensurate with this outreach expansion, we expect enrollment growth will continue to accelerate as the year progresses. We will continue to invest in the expansion of our platform, as well as data-driven analytics and artificial intelligence capabilities, to effectively serve a growing customer base, further driving revenue growth.”

First Quarter 2018 Financial Review

Billings

●

Catasys’ billings increased 33% to $3.0 million for the first quarter of 2018, from $2.3 million in the prior-year period, driven by higher enrollment in new plans and expansions in existing plans. Billings increased approximately 7% sequentially from $2.8 million in the fourth quarter of 2017. Excluding a bi-annual savings share performance payment from one customer, billings were up 20% sequentially. Catasys contracts are generally designed to provide cash fees on a monthly basis based on enrolled members.

Revenues

●

Revenue increased 5% to $1.9 million for the first quarter of 2018, from $1.8 million during the same period in 2017. The increase was driven by the launch of enrollment with two new health plans and continued enrollment growth from existing plans, resulting in a net increase in the number of members enrolled in our OnTrak solution during the first quarter of 2018 compared with the same period in 2017. Enrolled members as of March 31, 2018, were 74% greater than at March 31, 2017.

Catasys, Inc.	Page 3
May 15, 2018

Deferred Revenue

●

Deferred revenue was $1.7 million at March 31, 2018, a decrease of 42% from $2.9 million at December 31, 2017. The decrease was driven by a $1.9 million one-time catch-up to retained earnings as the Company adopted the new revenue accounting standard for services delivered in prior years, partially offset by revenue recognized for services delivered and new billings for services to be delivered in future quarters.

●

When fees are received in advance, deferred revenue is recognized over the period the member is enrolled. Catasys has historically been able to record its deferred revenue as actual revenue during the course of the business cycle, except for cases where members terminated from the program early.

Operating Expenses

●

Operating expenses in the first quarter of 2018 were $6.2 million, compared to $4.0 million in the prior-year period. This increase was mainly due to increased costs of healthcare services to support growth; incremental investments in data science, IT and software development to drive growth and efficiency; and approximately $0.3 million related to non-cash stock option expense compared to the prior-year period.

●

Cost of healthcare services consists primarily of salaries for Catasys’ care coaches and outreach specialists, healthcare provider claims payments to Catasys’ network of physicians and psychologists, and fees charged by third party administrators for processing these claims. In addition, the Company hires staff in preparation for anticipated future customer contracts and corresponding increases in members eligible for OnTrak. The costs for such staff are included in Cost of Healthcare Services during training and ramp-up periods.

Net Income (Loss)

●

For the first quarter of 2018, net loss was $4.2 million, or $0.27 per diluted share, compared to a net loss of $21.8 million, or $2.35 per diluted share, in the prior-year period. The improvement in net loss was a result of the prior-year period being impacted by $5.2 million in change in fair value of warrant liability as well as $10.6 million in change in fair value of derivative liability resulting from the issuance of convertible debentures in July 2015, which converted into common stock in April 2017.

Conference Call – May 15, 2018 – 4:30 pm ET

The Company will host a conference call/webcast on Tuesday, May 15, 2018, at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the public are invited to listen to the conference call via:

Conference Call:     877-705-2969 (domestic) or 201-689-8868 (international)

Webcast:                  http://catasys.equisolvewebcast.com/q1-2018

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Those who are unable to attend the conference call live can use the following information to hear a replay version:

Conference ID#:                   13672721

Conference Call Replay:      877-660-6853 (domestic) or 201-612-7415 (international)

Expiration Date:                   5/22/2018

About Catasys, Inc.

Catasys, Inc. harnesses proprietary big data predictive analytics, artificial intelligence and telehealth, combined with human intervention, to deliver improved member health and cost savings to health plans through integrated technology enabled treatment solutions. It is our mission to provide access to affordable and effective care, thereby improving health and reducing cost of care for people who suffer from the medical consequences of behavioral health conditions; helping these people and their families achieve and maintain better lives.

Catasys' OnTrak solution--contracted with a growing number of national and regional health plans--is designed to treat members with behavioral conditions that cause or exacerbate co-existing medical conditions. Catasys has a unique ability to engage these members, who do not otherwise seek behavioral healthcare, leveraging proprietary enrollment capabilities built on deep insights into the drivers of care avoidance matched with data driven motivational and consumer engagement technologies.

OnTrak integrates evidence-based medical and psychosocial interventions along with care coaching in a 52-week outpatient solution. The program is currently improving member health and, at the same time, is demonstrating reduced inpatient and emergency room utilization, driving a more than 50 percent reduction in total health insurers' costs for enrolled members. OnTrak is available to members of several leading health plans in Connecticut, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Massachusetts, Missouri, New Jersey, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia and Wisconsin.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new members and maintaining existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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May 15, 2018

Non-GAAP Financial Measures

The Company makes reference in this press release to billings, a non-GAAP financial measure, as a supplemental measure to review and assess our operating performance. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with US GAAP. We define billings as the amount invoiced in a particular period pursuant to existing contracts based on enrolled members. We use billings as a measure of operating performance to assist in comparing performance from period to period on a consistent basis.

We believe that the use of this non-GAAP financial measures facilitates investors’ assessment of our operating performance from period to period and from company to company by backing out potential differences caused by variations in the applicable performance requirements contained in the relevant contracts, which may be different from other companies in our industry.

Billings is not defined under GAAP and is not presented in accordance with GAAP. This non-GAAP financial measure has limitations as an analytical tool, and when assessing our operating performance, investors should not consider it in isolation, or as a substitute for revenue prepared in accordance with GAAP. A reconciliation from this non-GAAP financial measure to the GAAP financial measure is included at the end of this release.

Contacts

Catasys, Inc.
Marianne Acosta, 310-444-4346

Catasys, Inc.	Page 6
May 15, 2018

CATASYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31,
	2018	2017
Revenues
Healthcare services revenues	$1,911	$1,822

Operating expenses
Cost of healthcare services	2,287	1,365
General and administrative	3,786	2,629
Depreciation and amortization	85	39
Total operating expenses	6,158	4,033

Loss from operations	(4,247)	(2,211)

Other income	40	14
Interest expense	(1)	(2,867)
Loss on conversion of note	-	(926)
Change in fair value of warrant liability	(10)	(5,181)
Change in fair value of derivative liability	-	(10,596)
Loss from operations before provision for income taxes	(4,218)	(21,767)
Provision for income taxes	-	1
Net Loss	$(4,218)	$(21,768)

Basic and diluted net loss from operations per share:	$(0.27)	$(2.35)

Basic and diluted weighted number of shares outstanding	15,898	9,246

Note: The financial statements have been retroactively restated to reflect the 1-for-6 reverse-stock split that occurred on April 25, 2017.

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CATASYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	(unaudited)
(In thousands, except for number of shares)	March 31,	December 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$1,354	$4,779
Receivables, net of allowance for doubtful accounts of $0 and $476, respectively	1,211	511
Prepaids and other current assets	354	366
Total current assets	2,919	5,656
Long-term assets
Property and equipment, net of accumulated depreciation of $1,627 and $1,542, respectively	527	612
Deposits and other assets	336	336
Total Assets	$3,782	$6,604

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)
Current liabilities
Accounts payable	$734	$980
Accrued compensation and benefits	1,036	1,177
Deferred revenue	1,689	2,914
Other accrued liabilities	1,200	578
Total current liabilities	4,659	5,649
Long-term liabilities
Deferred rent and other long-term liabilities	-	25
Capital leases	-	2
Warrant liabilities	40	30
Total Liabilities	4,699	5,706

Stockholders' equity/(deficit)
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 15,913,171 and 15,889,171 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	2	2
Additional paid-in-capital	294,746	294,220
Accumulated deficit	(295,665)	(293,324)
Total Stockholders' Equity/(Deficit)	(917)	898
Total Liabilities and Stockholders' Equity/(Deficit)	$3,782	$6,604

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May 15, 2018

CATASYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)

	Three Months Ended
(In thousands)	March 31,
	2018	2017
Operating activities:
Net loss	$(4,218)	$(21,768)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	85	39
Issuance costs included in interest expense	-	2,622
Warrants issued for services	86	-
Provision for doubtful accounts	-	149
Deferred rent	(22)	(20)
Share-based compensation expense	328	127
Fair value adjustment on derivative liability	-	10,596
Fair value adjustment on warrant liability	10	5,181
Shares issued for services	112	117
Loss on conversion of note	-	926
Changes in current assets and liabilities:
Receivables	(700)	(360)
Prepaids and other current assets	12	(176)
Deferred revenue	652	418
Accounts payable and other accrued liabilities	239	534
Net cash used in operating activities	$(3,416)	$(1,615)

Investing activities:
Purchases of property and equipment	$-	$(49)
Net cash used in investing activities	$-	$(49)

Financing activities:
Proceeds from bridge loan	$-	$1,115
Capital lease obligations	(9)	(11)
Net cash (used in)/provided by financing activities	$(9)	$1,104

Net decrease in cash and cash equivalents	$(3,425)	$(560)
Cash and cash equivalents at beginning of period	4,779	851
Cash and cash equivalents at end of period	$1,354	$291

Supplemental disclosure of cash paid
Income taxes	$-	$39
Supplemental disclosure of non-cash activity
Common stock issued for investor relations services	$112	$117
Warrants issued for investor relations services	$85	$-

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CATASYS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

			Additional
(Amounts in thousands, except for number of shares)	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2017	15,889,171	$2	$294,220	$(293,324)	$898
Adoption of accounting standard	-	$-	$-	$1,877	$1,877
Balance at January 1, 2018	15,889,171	2	294,220	(291,447)	2,775

Common stock issued for outside services	24,000	-	112	-	112
Warrants issued for services	-	-	86	-	86
Share-based Compensation Expense	-	-	328	-	328
Net loss	-	-	-	(4,218)	(4,218)
Balance at March 31, 2018	15,913,171	2	294,746	(295,665)	(917)

CATASYS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(unaudited)

	For the Three Months Ended
	March 31,
(in thousands)	2018	2017

Revenues	$1,911	$1,822
Add:
Estimate of Q1 Uncollectable Billings*	$287	$-
Net Change in Deferred Revenue**	794	432
Billings, non-GAAP	$2,992	$2,254

*Represents one customer who we bill over a limited number of provider visits

**Net change in deferred revenue associated with Q1 billings